[GRAPHIC OMITTED]


For information contact:
Media Relations: Robin Jones, 604 207 6111 or rjones@mdsi.ca
Investor Relations: Rick Wadsworth, 519-729-7998 or ir@mdsi.ca


                                  NEWS RELEASE

          35% Increase in MDSI's Software and Services Revenue Fuels a
                            Profitable Start to 2003

      MDSI reiterates 2003 forecast, announces additional customer contract and legal proceeding update

Richmond, B.C. (April 30, 2003) -MDSI Mobile Data Solutions Inc. (NASDAQ:MDSI) (TSX:MMD), the leading provider of mobile workforce management solutions, earned three cents per fully diluted share in the first quarter of 2003.

According to Erik Dysthe, MDSI's President, CEO and Chairman, "This was another solid quarter for MDSI(R) and a good first step in meeting our goals of a profitable and high-growth 2003. I am pleased to see the Company continuing to execute well."

Total Q1 revenue was $12.3 million, comprised of $7.9 million from software and services, $2.6 million from maintenance and support and $1.9 million from third party products and services. The third party products and services revenue amount included approximately $1.1 million that was attributable to subcontract work of third party integrators on a large project. A corresponding, offsetting amount was also included in direct costs, as required under GAAP. Excluding this amount, total revenue for Q1 was $11.2 million, slightly better than MDSI's forecast of between $10 million and $11 million, equal to Q4 2002's result, and represented approximately 30% growth over Q1 2002 and approximately 35% growth in software and services revenue.

Total gross margin was 56.9 percent (excluding the value of work attributable to the subcontractor), down from 57.8 percent in Q1 2002, but equal to the gross margin in Q4 2002. At $5.8 million, total operating expenses was up marginally over $5.5 million recorded in Q1 2002 and approximately flat with $5.9 million recorded in Q4 2002. All of the Company's Canadian dollar denominated expenses in Q1 2003 increased as reported in U.S. dollars due to significant weakness in the U.S. dollar during the period. Similarly, foreign exchange loss resulting from translation of non-U.S. dollar denominated items on MDSI's balance sheet amounted to one cent per fully diluted share, included in other expense for the period.

MDSI maintained a strong balance sheet during the quarter. At March 31, 2003, the Company's cash balance was $12.5 million, down from $12.8 million at March 31, 2002 and up from $11.0 million at December 31, 2002. The Company continues to have no long term debt.

Previously unannounced, MDSI has signed a contract to upgrade a southern Californian gas and electric utility customer to Advantex r7. The customer has approximately 400 mobile workers and provides service to 3 million consumers through 1.3 million electric meters and 775,000 natural gas meters. Advantex(R) will be integrated with the utility's customer information and outage management systems, will work with ruggedized laptops from Panasonic and Walkabout and will communicate over a private Motorola RD-LAP network.

                                     -more-

Since the last quarterly earnings news release, MDSI announced Advantex r7 upgrade contracts with Illinois' largest natural gas distribution company, Nicor, and with the Pacific Northwest's largest natural gas distribution company, NW Natural Gas.

In other matters, the Company announced the settlement of certain claims against it in the case of Mobile Data Solutions Inc. v. Citizens Telecom Services Co., L.L.C. in the District Court of Collin County Texas. On April 16, 2003, the Company was informed that its insurer, Chubb Insurance Company, reached an agreement with Citizens to settle Citizens' breach of contract and breach of warranty claims for $1 million. The Company is not a party to the settlement agreement and the settlement amount is to be paid by Chubb. The settlement agreement preserved the Company's right to appeal the court's ruling that dismissed the Company's claims on summary judgment for lack of sufficient evidence of damages and Citizens' right to appeal the court's ruling that dismissed Citizens' claims of fraud and negligent misrepresentation. The Company intends to pursue its claims against Citizens on appeal.

MDSI reiterated its second quarter and full year 2003 forecasts (announced previously and summarized here) and added a forecast for Q3 2003:

     o FY 2003: grow total revenues approximately 20 percent over 2002 (from continuing operations), grow software and services revenue approximately 30 percent over 2002, earn between $0.22 and $0.26 per fully diluted share.

     o Q2 2003: total revenues of $11 million to $12 million, of which approximately $8 million will come from software and services. EPS per fully diluted share is expected to be between $0.04 and $0.05.

     o Q3 2003: total revenues of $11.5 million to $12.5 million, of which approximately $8.5 million to $9.5 million will come from software and services. EPS per fully diluted share is expected to be between $0.05 and $0.07.

All forecasts exclude revenues and offsetting expenses that MDSI must recognize on a gross basis in connection with work done by third parties.

All figures in this news release are unaudited, expressed in U.S. dollars and are prepared in accordance with generally accepted accounting principles (GAAP) in the United States. For more information, unaudited, condensed consolidated statements of operations and unaudited, condensed consolidated balance sheets are presented below.

About MDSI
MDSI is the largest, most successful and experienced provider of mobile workforce management software in the world. MDSI's software improves customer service and relationships and reduces operating costs by allowing companies to manage field resources more effectively. Headquartered in Richmond, BC, Canada, MDSI was founded in 1993 and has approximately 350 employees. The company has operations and support offices in the United States, Canada, Europe and Australia. MDSI services approximately 100 customers and has licensed more than 80,000 field service users around the world. MDSI is a public company traded on the Toronto Stock Exchange (MMD) and on NASDAQ (MDSI). www.mdsi-advantex.com.

                                      ####

This press release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this release include statements regarding: MDSI's expectations regarding the amount and timing of revenues and earnings in future periods; MDSI's expectations regarding the mix of revenues in future periods; MDSI's expectations regarding the amount and adequacy of its cash reserves in future periods; and MDSI's expectations regarding the amount of expenses in future periods. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties such as: the possibility that our potential customers will defer purchasing decisions due to economic, political or other conditions or will purchase products offered by our competitors; risks associated with litigation and the expenses associated with such litigation; the failure of MDSI to maintain anticipated levels of expenses in future periods and the risk that cost reduction efforts may adversely affect the ability of MDSI to achieve its business objectives; the risks associated with the collection of accounts receivable; the risks associated with technical difficulties or delays in product introductions and improvements; product development, product pricing or other initiatives of MDSI's competitors; and other risks and uncertainties detailed in MDSI's most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. MDSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                         MDSI MOBILE DATA SOLUTIONS INC.
                                 Condensed Consolidated Statements of Operations
                                       (Expressed in United States dollars)
                                                   (Unaudited)


                                                              Three months ended March 31,
                                                        -----------------------------------------
                                                                2003                2002
                                                        -----------------------------------------

REVENUE
   Software and services                                $       7,850,659    $      5,807,093
   Maintenance and support                                      2,602,387           2,557,073
   Third party products and services                            1,852,745             236,390
                                                        -----------------------------------------
                                                               12,305,791           8,600,556

DIRECT COSTS                                                    5,928,104           3,630,318
                                                        -----------------------------------------
GROSS PROFIT                                                    6,377,687           4,970,238
                                                        -----------------------------------------
OPERATING EXPENSES
     Research and development                                   1,279,026           1,460,035
     Sales and marketing                                        2,947,943           2,413,893
     General and administrative                                 1,570,066           1,664,442
                                                        -----------------------------------------
                                                                5,797,035           5,538,370
                                                        -----------------------------------------
OPERATING INCOME (LOSS)                                           580,652            (568,132)

OTHER (EXPENSE) INCOME                                           (252,619)             76,233
                                                        -----------------------------------------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
   TAX PROVISION                                                  328,033            (491,899)

INCOME TAX EXPENSE (RECOVERY) FROM CONTINUING
  OPERATIONS                                                      105,748            (125,700)
                                                        -----------------------------------------
NET INCOME (LOSS) FROM CONTINUING OPERATIONS                      222,285            (366,199)

INCOME FROM DISCONTINUED OPERATIONS                                     -              86,415
                                                        -----------------------------------------
NET INCOME (LOSS) FOR THE PERIOD                                  222,285            (279,784)

DEFICIT, BEGINNING OF PERIOD                                  (25,207,038)        (23,791,781)
                                                        -----------------------------------------

DEFICIT, END OF PERIOD                                  $     (24,984,753)   $    (24,071,565)
                                                        =========================================

Earnings (Loss) per common share

Earnings (Loss) from continuing operations

     Basic                                              $            0.03    $          (0.04)
                                                        =========================================
     Diluted                                            $            0.03    $          (0.04)
                                                        =========================================
Net Earnings (Loss)

     Basic                                              $            0.03    $          (0.03)
                                                        =========================================
     Diluted                                            $            0.03    $          (0.03)
                                                        =========================================
Weighted average shares outstanding
     Basic                                                      8,185,445           8,726,314
                                                        =========================================
     Diluted                                                    8,188,548           8,726,314
                                                        =========================================

                                   MDSI MOBILE DATA SOLUTIONS INC.
                                Condensed Consolidated Balance Sheets
                                 (Expressed in United States dollars)
                                             (Unaudited)


                                                                        As at
                                                             March 31,        December 31,
                                                        ---------------------------------------
                                                               2003               2002
                                                        ---------------------------------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                            $    12,549,244    $    11,016,945
   Accounts receivable, net
      Trade (net of allowance for doubtful
        accounts $2,497,031; 2002 - $2,506,614)               7,899,974          6,705,088
      Unbilled                                                3,130,912          5,347,993
   Prepaid expenses and other assets                          1,126,251          1,552,236
                                                        ---------------------------------------
                                                             24,706,381         24,622,262

CAPITAL ASSETS, NET                                           9,489,419          9,798,087
LONG TERM RECEIVABLE                                          2,749,860          2,749,860
DEFERRED INCOME TAXES                                           534,640            534,640
                                                        ---------------------------------------

TOTAL ASSETS                                            $    37,480,300    $    37,704,849
                                                        =======================================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                     $     1,255,509    $     1,777,465
   Accrued liabilities                                        3,018,920          3,300,113
   Income taxes payable                                         605,531            602,717
   Deferred revenue                                           8,254,604          7,503,613
   Current obligations under capital lease                    1,901,935          2,073,906
                                                        ---------------------------------------
                                                             15,036,499         15,257,814

OBLIGATIONS UNDER CAPITAL LEASES                              1,614,952          1,913,538
                                                        ---------------------------------------
                                                             16,651,451         17,171,352

STOCKHOLDERS' EQUITY
   Common stock                                              44,281,578         44,208,511
   Additional paid-up capital                                 2,222,128          2,222,128
   Deficit                                                  (24,984,753)       (25,207,038)
   Accumulated other comprehensive loss                        (690,104)          (690,104)
                                                        ---------------------------------------
                                                             20,828,849         20,533,497
                                                        ---------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $    37,480,300    $    37,704,849
                                                        =======================================